Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Announces Reverse Stock Split

Redwood City, California, January 30, 2018 — Avinger, Inc. (NASDAQ: AVGR), a leading developer of innovative treatments for peripheral artery disease (PAD), today announced that the Company will effect a 1-for-40 reverse stock split of the Company’s common stock, which will be effective at 5:00 p.m. Eastern time on Tuesday, January 30, 2018. As of that date, each 40 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. A new CUSIP number of 053734208 has been assigned to the Company’s common stock as a result of the reverse stock split.

The reverse stock split was approved by Avinger’s stockholders at the Company’s Special Meeting of Stockholders held on January 29, 2018, and the Board of Directors was authorized to implement the reverse stock split and determine the ratio of the split within a range of not less than 1-for-20 or greater than 1-for-40. Thereafter, the Board of Directors determined to fix the ratio for the reverse stock split at 1-for-40. The reverse stock split is being effected in order to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. Shares will continue to trade under the symbol “AVGR.”

“The reverse stock split is a critical step in our strategy to maintain the Company’s Nasdaq listing and is an important component of our broader strategy to strengthen the Company’s capital position,” said Jeff Soinski, Avinger’s president and CEO.

The reverse split will reduce the number of shares of the Company’s common stock outstanding from approximately 35.1 million to approximately 877,000. Proportional adjustments will be made to the terms and exercise prices of outstanding options and warrants. The Company will pay out cash in lieu of any fractional shares otherwise resulting from the reverse stock split.

Stockholders should direct any questions concerning the reverse stock split to their broker or to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449. Inquiries can also be sent via email to help@astfinancial.com and should include a reference to “Avinger.”

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD).

Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, CA. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding future compliance with Nasdaq listing requirements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly Form 10-Q filing made with the Securities and Exchange Commission on November 14, 2017. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Public Relations Contact

Phil Preuss

VP of Marketing & Business Operations

Avinger, Inc.

(650) 241-7900

pr@avinger.com

Investor Contact

Matt Ferguson

Chief Business Officer and CFO

Avinger, Inc.

(650) 241-7917

ir@avinger.com